Exhibit 32.2.(2)

CERTIFICATION

I, Aric Spitulnik, certify that:

1.      I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the period ended March 26, 2023 of TESSCO Technologies Incorporated;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	June 7, 2023	By:	/s/ Aric Spitulnik
Aric Spitulnik
Senior Vice President, Corporate Secretary and Chief Financial Officer